Exhibit 10.2
PLEDGE AND SECURITY AGREEMENT
dated as of August 21, 2006
among
AREP HOME FASHION HOLDINGS LLC
AMERICAN CASINO & ENTERTAINMENT LLC
AREP NEW JERSEY LAND HOLDINGS LLC
AREP OIL & GAS HOLDINGS, LLC
AREP REAL ESTATE HOLDINGS, LLC
collectively as the AREH Subsidiary Guarantors
and
BEAR STEARNS CORPORATE LENDING INC.,
as Collateral Agent

SCHEDULE I -	GENERAL INFORMATION
SCHEDULE II -	INVESTMENT RELATED PROPERTY
SCHEDULE III -	LETTERS OF CREDIT
SCHEDULE IV -	INTELLECTUAL PROPERTY
SCHEDULE V -	COMMERCIAL TORT CLAIMS

i

          This PLEDGE AND SECURITY AGREEMENT, dated as of August 21, 2006 (this “Agreement”), among each of the undersigned (together with any other Person that executes a Joinder Agreement, each, a “Grantor” and collectively, the “Grantors”), and Bear Stearns Corporate Lending Inc. (“BSCL”), acting in its capacity as collateral agent for the benefit of those lenders and issuing banks from time to time party to the Credit Agreement (as defined herein) and the other Secured Parties (as defined below), (the “Collateral Agent”).
RECITALS
          WHEREAS, reference is made to that certain Credit Agreement (the “Credit Agreement”), dated as of August 21, 2006, among AMERICAN REAL ESTATE PARTNERS, L.P., a Delaware limited partnership, as borrower (“AREP” or “Borrower”) and AMERICAN REAL ESTATE FINANCE CORP., a Delaware corporation, as borrower (“AREP Finance” or “Borrower”, and together with AREP, the “Borrowers”), certain Subsidiaries of the Borrowers from time to time party to this Agreement (the “Guarantors”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), BEAR, STEARNS & CO. INC., as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), and BSCL, as administrative agent for the Lenders and the other Agents (in such capacity, the “Administrative Agent”) and as Collateral Agent, pursuant to which the lenders party thereto have extended or will extend credit and other financial accommodations to or for the benefit of the Borrowers;
          WHEREAS, pursuant to Section 10 of the Credit Agreement the Grantors (collectively, the “AREH Subsidiary Guarantors”) guarantee the performance of the Borrower Obligations under the Credit Agreement and the other Loan Documents (the “Guarantee”);
          WHEREAS, the Borrowers are members of an affiliated group of companies that includes each Grantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the Grantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrowers and the Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, in consideration of the extensions of credit as set forth in the Credit Agreement, each of the Grantors has agreed to secure all obligations under the Credit Agreement and the other Loan Documents, including the Guarantee;
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each of the Grantors and the Collateral Agent hereby agree as follows:

SECTION 1. DEFINITIONS
     (a) General Definitions. In this Agreement, the following terms shall have the following meanings:
          “Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.
          “Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.
          “Account Control Agreement” shall mean such control agreements as are from time to time delivered to the Collateral Agent as further set forth in Section 4(e)(iii).
          “Agreement” shall have the meaning set forth in the preamble.
          “Authenticate” shall mean “authenticate” as defined in Article 9 of the UCC.
          “Borrower Obligations” shall have the meaning set forth in the Credit Agreement.
          “Cash Proceeds” shall mean all proceeds of any Collateral consisting of cash, checks and other near-cash items.
          “Certificated Security” shall have the meaning specified in Article 8 of the UCC.
          “Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including “electronic chattel paper” or “tangible chattel paper”, as each term is defined in the UCC.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Collateral” shall have the meaning set forth in Section 2(a) hereof.
          “Collateral Agent” shall have the meaning set forth in the preamble.
          “Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
          “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien in such real or personal property.
          “Commercial Tort Claims” shall mean all “commercial tort claims” as defined in the UCC, including all commercial tort claims listed and described with specification on Schedule V hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)).

          “Commodities Accounts” shall mean all “commodity accounts” as defined in Article 9 of the UCC.
          “Copyright Licenses” shall mean any and all agreements granting any right in, to or under Copyrights (whether such Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule IV(B) (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)).
          “Copyrights” shall mean all United States, state and foreign copyrights owned by any Grantor, including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications for any of the foregoing including the applications referred to in Schedule IV(A) (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)), all rights corresponding thereto throughout the world, and all extensions and renewals of any thereof.
          “Credit Agreement” shall have the meaning set forth in the preamble.
          “Deposit Accounts” shall mean all “deposit accounts” as defined in Article 9 of the UCC.
          “Documents” shall mean all “documents” as defined in Article 9 of the UCC.
          “Documents Evidencing Goods” shall mean all Documents evidencing, representing or issued in connection with Goods.
          “Equipment” shall mean: (i) all “equipment” as defined in the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under the UCC), (iii) all Fixtures and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.
          “Fixtures” shall mean all “fixtures” as defined in Article 9 of the UCC.
          “General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC and (ii) shall include all Hedge Agreements, all contracts, all tax refunds and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as general intangibles under the UCC).
          “Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include all Inventory, Equipment (whether or not constituting Fixtures), Documents Evidencing Goods and Software Embedded In Goods.
          “Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.
          “Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

          “Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to any intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses, together with URLs, domain names, content of websites and databases, and rights of publicity.
          “Intellectual Property Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.
          “Inventory” shall mean: (i) all “inventory” as defined in the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
          “Investment Accounts” shall mean Securities Accounts, Commodities Accounts and Deposit Accounts.
          “Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) (other than as described in Section 2(b)) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all (1) Pledged Equity Interests, (2) Pledged Debt, (3) the Investment Accounts and (4) Certificates of Deposit.
          “Joinder Agreement” means an agreement in substantially the form of Exhibit A hereto whereby an additional person becomes a Grantor hereunder as required by the Credit Agreement.
          “Letter of Credit Right” shall mean “letter-of-credit right” as defined in the UCC.
          “Material Intellectual Property” shall have the meaning set forth in Section 4(g)(i)(1) hereof.
          “Money” shall mean “money” as defined in the UCC.
          “Patent Licenses” shall mean all agreements granting any right in, to, or under Patents (whether such Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule IV(D) hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)).
          “Patents” shall mean all United States, state and foreign letters patents and applications for letters patent owned by any Grantor, including each patent and patent application referred to in Schedule IV(C) hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, and all rights corresponding thereto throughout the world.
          “Payment Intangible” shall have the meaning specified in Article 9 of the UCC.
          “Pledged Collateral” shall mean all Pledged Debt and Pledged Equity Interests.
          “Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any instrument or promissory note, including all indebtedness described on Schedule II hereto under the heading “Pledged Debt” (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)), all monetary obligations owing to any Grantor from any other Grantor the instruments evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.
          “Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and any other participation or other interests in any equity or profits of any business entity.
          “Pledged LLC Interests” shall mean all interests in any limited liability company owned by such Grantor (other than as described in Section 2(b) herein) including all limited liability company or member’s interests listed on Schedule II hereto under the heading “Pledged LLC Interests” (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) and the certificates, if any, representing such limited liability company or member’s interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company or member’s interests and any other warrant, right or option to acquire any of the foregoing.
          “Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by such Grantor (other than as described in Section 2(b) herein) including all partnership interests listed on Schedule II hereto under the heading “Pledged Partnership Interests” (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.
          “Pledged Stock” shall mean all shares of Capital Stock owned by such Grantor (other than as described in Section 2(b) herein), including all shares of Capital Stock described on Schedule II hereto under the heading “Pledged Stock” (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.
          “Pledged Trust Interests” shall mean all interests in a Delaware statutory trust or other trust owned by such Grantor (other than as described in Section 2(b) herein) including all trust interests listed on Schedule II hereto under the heading “Pledged Trust Interests” (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.
          “Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
          “Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments (including, to the extent constituting Instruments, the Pledged Debt) and (v) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of each Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
          “Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

          “Record” shall have the meaning specified in the UCC.
          “Registered Organization” shall mean an organization organized solely under the law of a single State or the United States and as to which the State or the United States must maintain a public record showing the organization to have been organized.
          “Representation Date” shall mean each of (i) the date hereof and (ii) each other day on which the Borrowers reaffirm any representation and warranty contained in the Credit Agreement.
          “Secured Obligations” shall mean each of the AREH Subsidiary Guarantor’s Obligations under the Credit Agreement and each agreement executed therewith to which it is a party.
          “Secured Party” shall mean the collective reference to the Lenders, the Agents (as defined in the Credit Agreement), the Qualified Counterparties (as defined in the Credit Agreement) and the Issuing Lender (as defined in the Credit Agreement), and each of their respective successors, assignees and transferees.
          “Securities” shall have the meaning specified in Article 8 of the UCC.
          “Securities Accounts” shall mean all “securities accounts” as defined in Article 8 of the UCC.
          “Software Embedded in Goods” means, with respect to any Goods, any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.
          “State” shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.
          “Supporting Obligation” shall mean all “supporting obligations” as defined in the UCC.
          “Trade Secret Licenses” shall mean any and all agreements granting any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule IV(G) hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)).
          “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how owned by any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret.

          “Trademark Licenses” shall mean any and all agreements granting any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule IV(F) hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)).
          “Trademarks” shall mean all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the right to use names likeness and biographical data, all registrations and applications for any of the foregoing owned by any Grantor, including the registrations and applications referred to in Schedule IV(E) hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)), and the goodwill of the business symbolized by the foregoing.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
     (b) Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. With respect to terms defined in more than one article of the UCC, unless otherwise specified such terms shall have the meaning specified in Article 9 of the UCC. References to “Sections”, “Exhibits”, “Annexes” and “Schedules” shall be to Sections, Exhibits, Annexes and Schedules, as the case may be, of this Agreement (as such Sections, Exhibits, Annexes and Schedules may be amended or supplemented from time to time in accordance with the terms of this Agreement), unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2. GRANT OF SECURITY
     (a) Grant of Security. Each Grantor hereby grants to the Collateral Agent, for itself and for the ratable benefit of the Secured Parties, a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as, the “Collateral”):
          (1) all Documents;
          (2) all General Intangibles;
          (3) all Goods (including Documents Representing Goods and Software Embedded in Goods);
          (4) all Insurance;
          (5) all Intellectual Property;
          (6) all Investment Related Property (including Deposit Accounts);
          (7) all Letter of Credit Rights and letters of credit;
          (8) all Money;
          (9) all Receivables and Receivable Records;
          (10) all Commercial Tort Claims identified on Schedule V hereto;
          (11) all, to the extent not otherwise included above (except for any property specifically excluded from any defined term used in any clause of the section above), contracts, motor vehicles, choses in action and all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
          (12) all, to the extent not otherwise included above, Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.
     (b) Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2(a) attach to (i) any lease, license, instrument, document, contract, property rights or agreement (including, with respect to any Investment Related Property, Pledged Debt or Pledged Equity Interest, any applicable shareholder or similar agreement) to which any Grantor is a party, or any of its rights or interests thereunder, if and for so long as the grant of such security interest shall constitute or result in: (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, instrument, document, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or the Uniform Commercial Code in effect in any relevant jurisdiction or any other Requirement of Law or principle of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (A) or (B) including any proceeds of such lease, license, contract, property rights or agreement; or (ii) any property or asset to the extent that such grant of a security interest is prohibited by any Requirement of Law or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or the Uniform Commercial Code in effect in any relevant jurisdiction or any other Requirement of Law or principles of equity).
     (c) It is understood that the security interests created hereby shall not prevent the Grantors from using the Collateral in the ordinary course of business for purposes not inconsistent with this Agreement and the other Loan Documents.
SECTION 3. SECURITY FOR OBLIGATIONS.
     (a) Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Obligations.
     (b) Continuing Liability under Collateral. Notwithstanding anything herein to the contrary, (i) neither the Collateral Agent nor any Secured Party shall be liable for any obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of the agreements included in the Collateral, including any agreements relating to Pledged Partnership Interests or Pledged LLC Interests by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS,
     (a) Generally.
     (i) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:
     (1) It owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral, in each case free and clear of any and all Liens, other than those Liens permitted by Section 7.2 of the Credit Agreement.

     (2) Subject to the limitations set forth in Section 4(a)(iii), (A) upon the filing of UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule I(B) hereof (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)), (B) the execution and delivery of Account Control Agreements, (C) the filing of the Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (D) in the case of Instruments, Chattel Paper and Certificated Securities, upon the earlier of delivery thereof to the Collateral Agent and the filing of financing statements referred to in clause (A) above or (E) in the case of Equipment that is covered by a certificate of title, upon the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interests created hereby on such certificate of title, the security interests granted to the Collateral Agent hereunder will constitute valid and perfected Liens subject only to those Liens permitted pursuant to Section 7.2 of the Credit Agreement.
     (3) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) as of the Closing Date, the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by any Requirement of Law), except (A) for the filings contemplated by clause (2) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and as may be required under federal laws pertaining to Intellectual Property, (C) except for approvals required by the Nevada and New Jersey gaming authorities, and (D) those obtained on or before the Closing Date.
     (4) As of the Closing Date, all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained (except those required by applicable Gaming Laws as noted in Section 13(o)).
     (5) It has indicated on Schedule I(A) hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)): (A) the type of organization of such Grantor, (B) the jurisdiction of organization of such Grantor, and (C) its tax identification number, if any.
     (6) None of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).

     (ii) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect security interests created hereby by any means other than (in each case subject to the applicable limitations provided herein) (A) filings pursuant to the UCC of the relevant States, (B) filings with the registrars of motor vehicles or other appropriate authorities in the relevant jurisdictions, (C) filings with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (D) in the case of Collateral that consists of Chattel Paper, Instruments or Certificated Securities, possession by the Collateral Agent in the State of New York (or Nevada or New Jersey if required by the laws of such jurisdiction), (E) control of Deposit Accounts, Securities Accounts and Commodities Accounts and (F) control of uncertificated Securities. No Grantor shall be required to complete any filings or take other actions with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States.
     (b) Equipment and Inventory.
     (i) Covenants and Agreements. Each Grantor covenants and agrees that:
     (1) It shall keep correct and accurate records of the material Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP.
     (2) It shall not deliver any Document Evidencing Goods to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent.
     (3) With respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) provide information with respect to any such Equipment, (B) if the book value of motor vehicles owned by all of the Grantors exceeds $5,000,000 in the aggregate at any time, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) at any time after the occurrence and during the continuance of an Event of Default, deliver to the Collateral Agent copies of all such applications or other documents filed and copies of all such certificates of title issued indicating the security interest created hereunder in the items of Equipment covered thereby.
     (4) The parties hereto acknowledge that as of the Closing Date, each of the AREH Subsidiary Guarantors has limited operations other than owning the Pledged Equity Interests.

     (c) Receivables.
     (i) Representations and Warranties. Each Grantor represents and warrants, on each Representation Date, that none of the Account Debtors in respect of any material Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No material Receivable requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained.
     (ii) Covenants and Agreements: Each Grantor hereby covenants and agrees that:
     (1) Other than in the ordinary course of business as generally conducted by it, and except as otherwise provided in subsection (3) below, after the occurrence and during the continuation of any Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon.
     (2) If an Event of Default shall occur and be continuing, it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to the Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Collateral Agent has a security interest therein.
     (3) At any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (x) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (y) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (z) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in any account designated by the Collateral Agent and maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.
     (iii) Delivery and Control of Receivables. If any Event of Default shall have occurred and be continuing, with respect to any Receivables in excess of $5,000,000 individually that are evidenced by, or constitute, Tangible Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank. If any Event of Default shall have occurred and be continuing, with respect to any Receivables in excess of $5,000,000 individually which would constitute “electronic chattel paper” under the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control (within the meaning of Section 9-105 of the UCC) over such Receivables. If any Event of Default shall have occurred and be continuing, any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (iii) shall be delivered or subjected to such control upon the reasonable request of the Collateral Agent.
     (d) Pledged Equity Interests and Pledged Debt.
     (i) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:
     (1) Schedule II hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests,” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership or member’s interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule.
     (2) It is the record and beneficial owner of the Pledged Equity Interests free of all Liens other than those Liens permitted pursuant to Section 7.2 of the Credit Agreement.
     (3) Except with respect to Pledged LLC Interests and Pledged Partnership Interests for which certificates have been delivered to the Collateral Agent, none of the Pledged LLC Interests nor Pledged Partnership Interests of any Subsidiary of the Borrowers or any other Grantor which is required to be pledged pursuant to Section 4(d)(iii) are or represent interests in issuers that are: (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction.
     (4) Schedule II hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) sets forth under the heading “Pledged Debt” all Pledged Debt with an aggregate principal amount outstanding in excess of $5,000,000 owned by any Grantor (other than any Pledged Debt evidenced by the Subordinated Intercompany Note).
     (ii) Covenants and Agreements. Each Grantor hereby covenants and agrees that:
     (1) Without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not Securities on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as Securities unless such Grantor has taken, on or prior to the date thereof, all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.
     (2) It consents to the grant by each other Grantor of a security interest in accordance with the provisions of this Agreement in all Investment Related Property to the Collateral Agent and consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee following the occurrence and during the continuance of an Event of Default and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.
     (iii) Delivery and Control. With respect to any Pledged Equity Interest that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective endorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Pledged Equity Interest that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of Pledged Equity Interest or Pledged Debt to its name or the name of its nominee or agent. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Pledged Equity Interest or Pledged Debt for certificates or instruments of smaller or larger denominations.

     (e) Investment Accounts
     (i) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:
     (1) Schedule II hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which any Grantor has an interest, in each case, which has a value in excess of $5,000,000 in the aggregate. A Grantor is the sole entitlement holder of each Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the “securities intermediary”) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any Securities Account or Commodity Account or any securities or other property credited thereto.
     (2) Schedule II hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which any Grantor has an interest, in each case, which has a value in excess of $5,000,000 in the aggregate, and a Grantor is the sole account holder of each Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the “bank”) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any Deposit Account or any money or other property deposited therein.
     (ii) Covenants & Agreements. It is understood and agreed that the security interest of the Collateral Agent shall attach to all Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule II as required hereby.
     (iii) Delivery and Control. Subject to clause (iv) below, each Grantor agrees that with respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an Account Control Agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor and shall establish the Collateral Agent shall have “control” (within the meaning of Section 9-106 of the UCC) over such Securities Accounts or Securities Entitlements.

          Subject to clause (iv) below, with respect to any Investment Related Property that is a “Deposit Account”, it shall cause the depositary institution maintaining such account to enter into an Account Control Agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the depositary institution shall agree to comply with the Collateral Agent’s instructions without further consent by such Grantor and shall establish the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account.
          Subject to clause (iv) below, with respect to any Investment Related Property that is a “Commodity Account,” it shall cause the commodity intermediary maintaining such account to enter into an Account Control Agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent shall have “control” (within the meaning of Section 9-106 of the UCC) over such Commodity Account.
          The Collateral Agent agrees it shall not exercise control over any such Securities Account, Deposit Account or Commodities Account unless an Event of Default shall have occurred and be continuing.
     (iv) Each Grantor shall be required by this Agreement to enter into such control agreement or agreements only with respect to: (i) any Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts that exist on the Closing Date, on or prior to the date that is 60 days after the Closing Date and (ii) any Securities Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts that are created or acquired after the Closing Date, on or prior to the date that is 30 days after the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts, Deposit Accounts or Commodity Accounts, except, in each case, for Securities Accounts, Securities Entitlements, Deposit Accounts and Commodity Accounts the value of which does not exceed $5,000,000 in the aggregate.
     (f) Letter of Credit Rights.
     (i) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:
     (1) All letters of credit with a face amount in excess of $5,000,000 to which such Grantor has rights are listed on Schedule III hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)).
     (2) To the extent that any Letter of Credit Right does not represent a Supporting Obligation with respect to some other type of Collateral secured hereby, it has obtained the consent of each issuer of any letter of credit with a face amount in excess of $5,000,000 to the assignment of the proceeds of the letter of credit to the Collateral Agent.

     (ii) Covenants and Agreements. It is understood and agreed that the security interest of the Collateral Agent shall attach to all letters of credit immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule III as required hereby.
     (g) Intellectual Property.
     (i) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that:
     (1) Except as disclosed in Schedule IV(H) (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)), that Schedule IV (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) sets forth a true and complete list of (i) all material United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor (collectively, the “Material Intellectual Property”) and (ii) all material Patent Licenses, Trademark Licenses and Copyright Licenses, granting exclusive rights in any Patents, Trademarks or Copyrights owned by a third party.
     (ii) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:
     (1) Except for Intellectual Property that is not in use and has immaterial commercial value, such Grantor shall not do any act or omit to do any act that would adversely affect the validity, grant, or enforceability of the security interest granted on any Intellectual Property which is material to the business of such Grantor except for such acts or omissions that such Grantor deems necessary or prudent in its reasonable business judgment.
     (2) Upon the request of the Collateral Agent, it shall execute, a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement, each in form and substance reasonably acceptable to the Collateral Agent, in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of each Secured Party with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.
     (h) Commercial Tort Claims
     (i) Representations and Warranties. Each Grantor hereby represents and warrants, on each Representation Date, that Schedule V (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) sets forth all Commercial Tort Claims of such Grantor in an amount reasonably estimated to exceed $1,000,000.

     (i) Updated Schedules
     (i) Each Grantor hereby covenants and agrees that it shall furnish to the Collateral Agent, on behalf of the Secured Parties, (i) no later than 45 days following the end of each fiscal quarter of AREP or (ii) at any time and from time to time at the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, such supplements to the schedules hereof as are necessary to accurately reflect at such time the information required by this Agreement to be stated therein.
SECTION 5. DIVIDENDS, DISTRIBUTIONS AND VOTING
     (a) Dividends and Distributions. Except as provided in the next sentence, in the event any Grantor receives (x) any dividends, interest or distributions on any Investment Related Property, or (y) any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (1) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (2) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such dividends, distributions, interest, securities or other property (including delivery thereof to the Collateral Agent to the extent required herein) and pending any such action such Grantor shall be deemed to hold such dividends, distributions, interest, securities or other property in trust for the benefit of the Collateral Agent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain and use all cash dividends and distributions paid by any issuer and all scheduled payments of interest, in each case, in compliance with the Credit Agreement.
     (b) Voting.
     (i) So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent’s reasonable judgment, such action could reasonably be expected to have a material adverse effect on the rights and remedies of the Secured Parties or the Collateral Agent’s ability to exercise such rights; and provided further, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right in a manner or for any purpose inconsistent with the terms of this Agreement or the Credit Agreement; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 5(b)(i), and no notice of any such voting or consent need be given to the Collateral Agent.

     (ii) Upon the occurrence and during the continuation of an Event of Default:
     (1) All rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.
     (2) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: upon the occurrence and during the continuation of an Event of Default (a) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (b) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 7.
SECTION 6. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES.
     (a) Access; Right of Inspection. The Collateral Agent shall have access to the books, correspondence and records of each Grantor to the extent set forth in Section 6.6 of the Credit Agreement.
     (b) Further Assurances.
     (i) Subject to Section 4(a)(iii), each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly Authenticate, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Each Grantor shall:
     (1) File such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.
     (2) At the Collateral Agent’s request, take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, any state agencies and the foreign counterparts on any of the foregoing.

     (3) At the Collateral Agent’s request, appear in and defend any action or proceeding that may affect the Collateral Agent’s security interest in all or any part of the Collateral.
     (ii) Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices (and any filings for recordation in any intellectual property registry) as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral describing such property as “all assets”, “all personal property” or “all personal property, whether now owned or hereafter acquired”. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
     (iii) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule IV hereto (as such Schedule may be amended or supplemented from time to time in accordance with Section 4(i)) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof.
SECTION 7. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT, IRREVOCABLE POWER OF ATTORNEY
     Subject to applicable Gaming Laws, each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including the following:
     (a) Upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Loan Documents.
     (b) Upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral.
     (c) Upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above.
     (d) Upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

     (e) Upon the occurrence and during the continuance of an Event of Default, to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor.
     (f) Upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including access to pay or discharge taxes or Liens other than those Liens permitted pursuant to Section 7.2 of the Credit Agreement levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its reasonable discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand.
     (g) Upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
          The Collateral Agent agrees that it will not exercise any rights under the foregoing power of attorney unless an Event of Default shall have occurred and be continuing.
SECTION 8. REMEDIES.
     (a) Generally.
     (i) If any Event of Default shall have occurred and be continuing, subject to applicable Gaming Laws, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:
     (1) Require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties.

     (2) Enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
     (3) Prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate.
     (4) Without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.
     (ii) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as Collateral Agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by all Requirements of Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

     (iii) If any Event of Default shall have occurred and be continuing, the Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
     (iv) The Collateral Agent shall have no obligation to marshall any of the Collateral.
     (v) If any Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to (a) notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Collateral or of the existence of the security interest created herein, (b) to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and (c) upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.
     (1) If any Event of Default shall have occurred and be continuing, all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by the Section in this Agreement relating to Cash Proceeds (Section 7(d) hereof).
     (2) If any Event of Default shall have occurred and be continuing, each Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
     (b) Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations in the following order of priority: first, to the ratable payment of (i) all costs and expenses of such sale, collection or other realization, including reasonable expenses, liabilities and advances made or incurred by the Collateral Agent and/or the Administrative Agent (including reasonable fees and expenses of counsel) in connection with the exercise of any right or remedy hereunder or under any other Loan Document, all in accordance with the terms hereof and thereof, and all amounts for which the Collateral Agent and/or the Administrative Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent or Administrative Agent, as the case may be) and all advances made by the Collateral Agent and/or the Administrative Agent hereunder for the account of the applicable Grantor and (ii) any amounts owed to any Issuing Lender in respect of any Unpaid Drawings; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the applicable Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     (c) Sales on Credit. If the Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale.
     (d) Cash & Cash Proceeds. If an Event of Default shall have occurred and be continuing, (1) the Collateral Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent and (2) all Cash and Cash Proceeds shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent. If an Event of Default shall have occurred and be continuing, all such funds from any Deposit Account, Cash and Cash Proceeds or any other Money held by the Collateral Agent may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of each Secured Party, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.
     (e) Investment Related Property. In addition to the rights and remedies specified above, the following provisions shall also be applicable to Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon the occurrence of and during the continuation of any Event of Default, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the SEC thereunder, as the same are from time to time in effect.
     (f) Intellectual Property. In addition to the rights and remedies specified above, the following provisions shall also be applicable to Intellectual Property.
     (i) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:
     (1) The Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s reasonable discretion, to enforce any right in any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in the Section in this Agreement relating to indemnity and expenses in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any rights in any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Material Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;
     (2) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;
     (3) within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.
     (ii) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 8(f) and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Trademark owner to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now or hereafter owned by or licensed to such Grantor.
SECTION 9. COLLATERAL AGENT.
          The Collateral Agent has been appointed to act as Collateral Agent hereunder by each Secured Party either pursuant to the Loan Documents or by their acceptance of the benefits hereof. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. Without the written consent of any Secured Party that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would release all or substantially all of the Collateral except as expressly provided herein. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of each Secured Party in accordance with the terms of this Section. The Collateral Agent may resign and any successor Collateral Agent may be appointed in accordance with the terms of the Credit Agreement. The successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 10. CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS
     (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect as to any Grantor until the release of Obligations as provided in the Credit Agreement, (ii) be binding upon each Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Subject to the terms of the Loan Documents, each Secured Party may assign or otherwise transfer any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to each Secured Party herein or otherwise as provided in the Credit Agreement. Upon the termination of obligations as provided in Section 11.14 of the Credit Agreement, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to each Grantor, as applicable.
     (b) An AREH Subsidiary Guarantor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such AREH Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement, as a result of which such AREH Subsidiary Guarantor ceases to be an AREH Subsidiary Guarantor.
     (c) Upon any Disposition by any Grantor of any Collateral that is not prohibited under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the terms of Section 11.14 of the Credit Agreement on or after the Closing Date, the security interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and security interests created hereby.
     (d) In connection with any termination or release pursuant to clause (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.

SECTION 11. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.
          The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor and pending such payment shall be included in the obligations secured hereby.
SECTION 12. INDEMNITY AND EXPENSES.
          Each of the Grantors agrees:
     (a) to pay or reimburse the Collateral Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such Collateral Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Grantors prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Collateral Agent shall deem appropriate;
     (b) to pay or reimburse the Collateral Agent, each Lender and Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, in each case, after the occurrence and during the continuance of an Event of Default, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Collateral Agent, each Lender and of counsel to such Agent;
     (c) to pay, indemnify, and hold the Collateral Agent, each Lender and Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and

     (d) to pay, indemnify, and hold the Collateral Agent, Lender and Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to (i) the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the unauthorized use by Persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such Persons, (ii) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions in, information furnished by any Group Member to the Administrative Agent or its affiliates and (iii) the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Group Member under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Grantors shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 12 shall be payable not later than 10 days after written demand therefor. Statements payable by the Grantor pursuant to this Section 12 shall be submitted to the Grantors as set forth in Section 13(a), or to such other Person or address as may be hereafter designated by the Grantor in a written notice to the Collateral Agent. The agreements in this Section 12 shall survive repayment of the Loans and all other amounts payable hereunder.
If any action, suit, proceeding or investigation is commenced, with respect to an Indemnified Liability, the Indemnitee shall notify the Grantors with reasonable promptness, provided, however, that any failure by an Indemnitee to so notify the Grantors shall not relieve the Grantors from their obligations hereunder. The Indemnitees shall have the right to retain counsel of their choice to represent it, and the Grantors shall pay the reasonable fees, expenses and disbursement of such counsel, and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Grantors and any counsel designated by the Grantors. The Grantors shall be liable for any settlement of any claim against an Indemnitee made with the Grantors written consent, which consent shall not be unreasonably withheld. Without the prior written consent of the Indemnitees, the Grantors shall not settle or compromise any claim, permit a default or consent to the entry of any judgment in respect thereof, unless such settlement includes an explicit and unconditional release from the party bringing such claim against the Indemnitee and does not admit any wrong doing on the part of such Indemnitee.
In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but is found by a judgment of a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Grantors, on the one hand, and the Indemnitee, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which such Indemnitee may be subject in accordance with the relative benefits received by the Grantors, on the one hand, and such Indemnitee, on the other hand, and also the relative fault of the Grantors, on the one hand, and such Indemnitee, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other person who is not also found liable for such fraudulent misrepresentation.
SECTION 13. MISCELLANEOUS.
     (a) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Grantor or the Collateral Agent, shall be sent to the Collateral Agent at its address set forth in the Credit Agreement and to Borrower on behalf of each Grantor at Borrower’s address as set forth in Credit Agreement or in the other Loan Documents. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received.
     (b) Amendments and Waivers.
     (i) Collateral Agent’s Consent. Subject to Section 9, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Grantor therefrom, shall in any event be effective without the written concurrence of both the Grantor affected thereby and the Collateral Agent.
     (ii) No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Loan Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
     (c) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. No Grantor shall, without the prior written consent of the Collateral Agent, assign any right, duty or obligation hereunder.

     (d) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Grantor set forth in Sections 11 and 12 shall survive the payment of the Secured Obligations and the termination hereof.
     (e) [intentionally omitted]
     (f) Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     (g) Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
     (h) APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (i) CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED (OR SUBSTANTIALLY SIMILAR FORM OF MAIL) MAIL, POSTAGE PREPAID, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10; AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     (j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     (l) Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Grantors and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.
     (m) Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
     (n) Agency of AREP. Each of the Grantors appoints AREP as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Grantors acting singly or jointly, or both, shall be valid and effective if given or taken only by AREP, whether or not any of the Grantors joins therein.
     (o) Regulatory Matters. The Collateral Agent, on behalf of the Secured Parties, acknowledges and agrees that:
     (i) At such time as any Grantor becomes subject to the jurisdiction of the gaming authorities as a licensee or registered company under the Gaming Laws (or prior to such time in furtherance of any Grantor’s application to become a licensee or registered company under the Gaming Laws), the pledge of any Pledged Equity Interests issued by such Grantor (“Pledged Gaming Equity Interests”) under this Agreement and any restrictions on transfer and agreements not to encumber the Pledged Equity Interests or other equity securities of any corporations licensed by or registered with the gaming authorities will require the approval of the gaming authorities in order to remain effective, and any subsequent amendment of this Agreement shall not be effective until all required approvals of the gaming authorities have been obtained.
     (ii) In the event that the Collateral Agent exercises a remedy set forth in this Agreement with respect to any Pledged Gaming Equity Interests, that is a foreclosure, transfer of a possessory security interest in such Collateral, the exercise of voting and consensual rights with respect thereto afforded hereunder and/or re-registration of such

Collateral, such exercise of remedies would be deemed a separate transfer of such Collateral and would require the separate and prior approval of the gaming authorities pursuant to applicable Gaming Laws as in effect on the date hereof and the licensing of the Collateral Agent or other transferee, unless such licensing requirement is waived by the gaming authorities.
     (iii) In the event that the Secured Parties exercise a remedy set forth in this Agreement with respect to Collateral consisting of gaming devices, cashless wagering systems and associated equipment (as those terms are defined in the Gaming Laws) and a transfer, sale, distribution, or other disposition of such Collateral occurs, such transfer, sale, distribution, or other disposition of such Collateral would require the separate and prior approval of the gaming authorities pursuant to applicable Gaming Laws as in effect on the date hereof or the licensing of the Secured Parties or other transferee.
     (iv) The approval by the applicable gaming authorities of this Agreement shall not act or be construed as the approval, either express or implied, for the Secured Parties to take any actions or steps provided for in this Agreement for which prior approval of the gaming authorities is required, without first obtaining such prior and separate approval of the applicable gaming authorities to the extent then required applicable Gaming Laws.
     (v) The physical location of all certificates evidencing Pledged Gaming Equity Interests shall at all times remain within the territory of the State of Nevada or the State of New Jersey, as applicable, at a location designated to the gaming authorities, and each of such certificates shall be made available for inspection by agents of the gaming authorities immediately upon request during normal business hours. Neither the Collateral Agent nor any agent of the Collateral Agent shall surrender possession of the Pledged Gaming Equity Interests to any Person other than the Grantor pledging such Pledged Gaming Equity Interests without the prior approval of the gaming authorities or as otherwise permitted by applicable Gaming Laws.
     (vi) The Secured Parties shall cooperate with the gaming authorities in connection with the administration of their regulatory jurisdiction over certain of the Grantors, including, without limitation, through the provision of such documents or other information as may be requested by the gaming authorities relating to the Secured Parties or such Grantors.
     (vii) The Secured Parties and their respective assignees are subject to being called forward by the gaming authorities, in their discretion, for licensing or a finding of suitability in order to remain entitled to the benefits of this Agreement as it relates to Pledged Gaming Equity Interests.
[SIGNATURES PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AREP HOME FASHION HOLDINGS LLC AMERICAN CASINO & ENTERTAINMENT LLC AREP NEW JERSEY LAND HOLDINGS LLC AREP OIL & GAS HOLDINGS LLC AREP REAL ESTATE HOLDINGS LLC, each as a Grantor
By: American Real Estate Holdings Limited Partnership, a Delaware limited partnership, Sole Member
By: American Property Investors, Inc., a Delaware corporation, General Partner

By:	/s/ Jon F. Weber

Jon F. Weber President
[Pledge and Security Agreement]

BEAR STEARNS CORPORATE LENDING INC., as Collateral Agent

By:	/s/ Keith C. Barnish

Name: KEITH C. BARNISH
Title: EXECUTIVE VICE PRESIDENT

PLEDGE AND SECURITY AGREEMENT